Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS OUTSTANDING THIRD QUARTER PERFORMANCE
Strong Demand and Outstanding Execution By Our Team
Exceeds Expectations and Raises Full Year Outlook

GREENVILLE, SC -- May 10, 2022 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the third quarter ended March 31, 2022. All results in this release reflect continuing operations only unless otherwise noted.

Third Quarter Summary:	Quarter ended March 31,
	2022	2021	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$845,990	$729,873	15.9%
Gross profit	$106,508	$88,116	20.9%
Gross profit margin %	12.59%	12.07%	52bp
Operating income	$32,917	$19,436	69.4%
GAAP net income	$23,526	$13,786	70.7%
GAAP diluted EPS	$0.91	$0.54	68.5%
Select Non-GAAP measures:
Adjusted EBITDA	$44,115	$31,999	37.9%
Adjusted EBITDA margin %	5.21%	4.38%	83bp
Non-GAAP net income	$26,879	$18,178	47.9%
Non-GAAP diluted EPS	$1.04	$0.71	46.5%

"Strong demand and outstanding execution by our people drove the achievement of 16% net sales growth and exceptional profitability," said Mike Baur, Chairman and CEO, ScanSource, Inc. "Our people are making a tremendous difference for customers and suppliers in a challenging supply environment."

Quarterly Results
Net sales for the third quarter of fiscal year 2022 totaled $846.0 million, up 15.9% year-over-year, or 15.4% year-over-year for organic growth, with strong demand in both segments. Third quarter fiscal year 2022 net sales in the Specialty Technology Solutions segment increased 15.3% year-over-year to $503.1 million, driven by broad-based demand across technologies and execution by our people. Third quarter fiscal year 2022 net sales in Modern Communications & Cloud increased 16.9% year-over-year, or 16.0% year-over-year for organic growth, to $342.9 million, with Intelisys connectivity and cloud business net sales increasing 18.2% year-over-year.

Gross profit for the third quarter of fiscal year 2022 totaled $106.5 million, up 20.9% year-over-year. The increase is primarily due to higher sales volume and higher vendor program recognition compared to the prior-year quarter. Gross profit margin increased to 12.6% for the third quarter of fiscal year 2022, up from 12.1% in the prior-year quarter.

Exhibit 99.1

For the third quarter of fiscal year 2022, operating income increased to $32.9 million from $19.4 million in the prior-year quarter. Third quarter fiscal year 2022 non-GAAP operating income increased to $37.4 million for a 4.42% non-GAAP operating income margin, up from $25.1 million and a 3.45% non-GAAP operating margin for the prior-year quarter.

On a GAAP basis, net income for the third quarter of fiscal year 2022 totaled $23.5 million, or $0.91 per diluted share, compared to net income of $13.8 million, or $0.54 per diluted share, for the prior-year quarter. Third quarter fiscal year 2022 non-GAAP net income totaled $26.9 million, or $1.04 per diluted share, up from $18.2 million, or $0.71 per diluted share, for the prior-year quarter. For the trailing 12-month (TTM) period ending March 31, 2022, GAAP diluted earnings per share totaled $3.46, and non-GAAP diluted earnings per share totaled $4.01.

Adjusted EBITDA for the third quarter of fiscal year 2022 increased to $44.1 million, or 5.21% of net sales, compared to $32.0 million, or 4.38% of net sales in the prior-year quarter, primarily due to higher gross profits and operating leverage. Adjusted return on invested capital increased to 18.0% for third quarter fiscal year 2022, compared to 14.7% in the prior-year quarter.

Annual Financial Outlook for Fiscal Year 2022

ScanSource raises its expectations for the full fiscal year ended June 30, 2022 and replaces previously provided guidance.

	FY22 Annual Outlook Update	Prior FY22 Outlook
Net sales growth, year-over-year	At least 10%	At least 7%
Adjusted EBITDA (non-GAAP)	At least $165 million	At least $148 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense (effective with the first quarter of fiscal year 2022). For comparison, fiscal year 2021 Adjusted EBITDA, excluding share-based compensation, totaled $118 million. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 4:15 p.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, May 10, 2022, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY22 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, the failure to manage and implement the Company's organic growth strategy, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2021, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, and restructuring costs. Effective with the first quarter of fiscal year 2022, non-cash share-based compensation expense is also added back in calculating Adjusted EBITDA. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for partners across hardware, SaaS, connectivity and cloud. ScanSource enables partners to deliver solutions for their customers to address changing end-user buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2021 Best Places to Work in South Carolina and on FORTUNE magazine’s 2022 List of World’s Most Admired Companies. ScanSource ranks #655 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2022	June 30, 2021*
Assets
Current assets:
Cash and cash equivalents	$43,539	$62,718
Accounts receivable, less allowance of $16,935 at March 31, 2022 and $19,341 at June 30, 2021	642,384	568,984
Inventories	591,396	470,081
Prepaid expenses and other current assets	130,509	117,860
Total current assets	1,407,828	1,219,643
Property and equipment, net	37,815	42,836
Goodwill	218,025	218,877
Identifiable intangible assets, net	90,554	104,860
Deferred income taxes	19,951	21,853
Other non-current assets	66,627	63,615
Total assets	$1,840,800	$1,671,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$706,359	$634,805
Accrued expenses and other current liabilities	80,931	87,790
Income taxes payable	3,023	2,501
Current portion of long-term debt	10,660	7,843
Total current liabilities	800,973	732,939
Deferred income taxes	3,753	3,954
Long-term debt, net of current portion	126,546	135,331
Borrowings under revolving credit facility	44,294	—
Other long-term liabilities	58,580	68,269
Total liabilities	1,034,146	940,493
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,429,242 and 25,499,465 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	69,856	71,253
Retained earnings	826,922	758,071
Accumulated other comprehensive loss	(90,124)	(98,133)
Total shareholders’ equity	806,654	731,191
Total liabilities and shareholders’ equity	$1,840,800	$1,671,684

*Derived from audited financial statements.

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Net sales	$845,990	$729,873	$2,567,652	$2,298,111
Cost of goods sold	739,482	641,757	2,251,920	2,043,172
Gross profit	106,508	88,116	315,732	254,939
Selling, general and administrative expenses	66,522	60,099	199,538	182,681
Depreciation expense	2,612	3,141	8,039	9,634
Intangible amortization expense	4,457	4,880	13,413	14,595
Restructuring and other charges	—	560	—	9,312
Change in fair value of contingent consideration	—	—	—	516
Operating income	32,917	19,436	94,742	38,201
Interest expense	1,483	1,576	4,637	5,285
Interest income	(1,000)	(745)	(2,973)	(1,756)
Other (income) expense, net	(136)	(302)	668	183
Income before income taxes	32,570	18,907	92,410	34,489
Provision for income taxes	9,044	5,121	23,659	9,757
Net income from continuing operations	23,526	13,786	68,751	24,732
Net (loss) income from discontinued operations	—	(688)	100	(37,647)
Net income (loss)	$23,526	$13,098	$68,851	$(12,915)

Per share data:
Net income from continuing operations per common share, basic	$0.92	$0.54	$2.69	$0.97
Net loss from discontinued operations per common share, basic	—	(0.03)	—	(1.48)
Net income (loss) per common share, basic	$0.92	$0.51	$2.69	$(0.51)
Weighted-average shares outstanding, basic	25,635	25,455	25,577	25,404

Net income from continuing operations per common share, diluted	$0.91	$0.54	$2.66	$0.97
Net loss from discontinued operations per common share, diluted	—	(0.03)	—	(1.48)
Net income (loss) per common share, diluted	$0.91	$0.51	$2.67	$(0.51)
Weighted-average shares outstanding, diluted	25,853	25,572	25,812	25,484

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Nine months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$68,851	$(12,915)
Net income (loss) from discontinued operations	100	(37,647)
Net income from continuing operations	68,751	24,732
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	22,184	25,417
Amortization of debt issue costs	313	313
Provision for doubtful accounts	156	226
Share-based compensation	8,792	5,711
Deferred income taxes	1,995	(26)
Change in fair value of contingent consideration	—	516
Contingent consideration payments excess	—	(5,457)
Finance lease interest	32	96
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(67,404)	(68,654)
Inventories	(118,349)	(5,907)
Prepaid expenses and other assets	(15,002)	(1,641)
Other non-current assets	(2,791)	2,846
Accounts payable	67,535	69,609
Accrued expenses and other liabilities	(12,745)	8,434
Income taxes payable	862	(793)
Net cash (used in) provided by operating activities of continuing operations	(45,671)	55,422
Cash flows from investing activities of continuing operations:
Capital expenditures	(3,326)	(2,283)
Cash received for business disposal	3,125	34,356
Net cash (used in) provided by investing activities of continuing operations	(201)	32,073
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	1,597,270	1,486,464
Repayments on revolving credit, net of expenses	(1,552,976)	(1,500,375)
Repayments on long-term debt, net	(5,968)	(5,964)
Repayments of finance lease obligations	(932)	(974)
Contingent consideration payments	—	(41,393)
Exercise of stock options	1,592	439
Taxes paid on settlement of equity awards	(2,729)	(1,036)
Common stock repurchased	(8,527)	—
Net cash provided by (used in) financing activities of continuing operations	27,730	(62,839)

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	—	21,704
Net cash flows used in investing activities of discontinued operations	—	(58)
Net cash flows used in financing activities of discontinued operations	—	(29,494)
Net cash flows used in discontinued operations	—	(7,848)
Effect of exchange rate changes on cash and cash equivalents	(1,037)	(1,942)
(Decrease) Increase in cash and cash equivalents	(19,179)	14,866
Consolidated cash and cash equivalents at beginning of period	62,718	34,455
Consolidated cash and cash equivalents at end of period	43,539	49,321
Cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations	$43,539	$49,321

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2022	2021
Adjusted return on invested capital ratio (adjusted ROIC), annualized(a)	18.0%	14.7%

Reconciliation of Net Income to Adjusted EBITDA:
Net income from continuing operations (GAAP)	$23,526	$13,786
Plus: Interest expense	1,483	1,576
Plus: Income taxes	9,044	5,121
Plus: Depreciation and amortization	7,305	8,358
EBITDA (non-GAAP)	41,358	28,841
Plus: Share-based compensation	2,757	2,537
Plus: Acquisition and divestiture costs(b)	—	272
Plus: Restructuring costs	—	349
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$44,115	$31,999

Invested Capital Calculations:
Equity – beginning of the quarter	$768,525	$682,139
Equity – end of the quarter	806,654	690,575
Plus: Share-based compensation, net	2,063	1,912
Plus: Acquisition and divestiture costs(b)	—	272
Plus: Restructuring, net	—	264
Plus: Discontinued operations net loss	—	688
Average equity	788,621	687,925
Average funded debt (c)	205,073	191,996
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$993,694	$879,921

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 90 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2022	2021	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$503,072	$436,462	15.3%
Foreign exchange impact (a)	(915)	—
Non-GAAP net sales, constant currency	$502,157	$436,462	15.1%

Modern Communications & Cloud:
Net sales, reported	$342,918	$293,411	16.9%
Foreign exchange impact (a)	(2,660)	—
Non-GAAP net sales, constant currency	$340,258	$293,411	16.0%

Consolidated:
Net sales, reported	$845,990	$729,873	15.9%
Foreign exchange impact (a)	(3,575)	—
Non-GAAP net sales, constant currency	$842,415	$729,873	15.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2021.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended March 31,
	2022	2021	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$764,529	$665,720	14.8%

International:
Net sales, reported	$81,461	$64,153	27.0%
Foreign exchange impact(a)	(3,575)	—
Non-GAAP net sales, constant currency	$77,886	$64,153	21.4%

Consolidated:
Net sales, reported	$845,990	$729,873	15.9%
Foreign exchange impact(a)	(3,575)	—
Non-GAAP net sales, constant currency	$842,415	$729,873	15.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2021.

ScanSource Delivers Outstanding Third Quarter Performance

	Quarter ended March 31, 2022
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$66,522	$—	$—	$—	$66,522
Operating income	32,917	4,457	—	—	37,374
Net income	23,526	3,353	—	—	26,879
Diluted EPS	$0.91	$0.13	$—	$—	$1.04
Diluted EPS, trailing 12-month (TTM)	$3.46	$0.53	$0.01	$—	$4.01

	Quarter ended March 31, 2021
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$60,099	$—	$(272)	$—	$59,827
Operating income	19,436	4,880	272	560	25,148
Net income	13,786	3,697	272	423	18,178
Diluted EPS	$0.54	$0.14	$0.01	$0.02	$0.71

ScanSource Delivers Outstanding Third Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2022:

FY22 Outlook
GAAP, Operating income	At least $122 million
Intangible amortization	$18 million
Depreciation expense	$12 million
Share-based compensation expense	$11 million
Interest income and other income (expense), net	$2 million
Adjusted EBITDA (non-GAAP)	At least $165 million